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                                  EXHIBIT 99.1

                                                                   PRESS RELEASE

                                                           FOR IMMEDIATE RELEASE

[COLE NATIONAL LOGO]
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5915 Landerbrook Drive                                 Listed on New
Cleveland, Ohio 44124                                  York Stock Exchange
(440)  449-4100                                        Symbol "CNJ"


Contacts:  Rob Hunter                            Joseph Gaglioti
           Interim Chief Financial Officer       Vice President and Treasurer
           1-800 CONTACTS, INC.                  Cole National Corporation
           (801) 924-9800                        (440) 449-4100


                        1-800 CONTACTS AND COLE NATIONAL
                          ANNOUNCE MARKETING AGREEMENT


     DRAPER, Utah, and CLEVELAND, Ohio, June 30, 2003 -- 1-800 CONTACTS, INC. (Nasdaq: CTAC) and Cole National Corporation (NYSE: CNJ) today announced they have signed an agreement under which 1-800 CONTACTS' customers can receive eye exams at a discount from a network of doctors contracted with Cole Managed Vision and associated with more than 1,500 Pearle Vision, Pearle VisionCare, Sears Optical, and Target Optical stores in the U.S. Additionally, Cole's Pearle Vision, Sears Optical and Target Optical stores will offer 1-800 CONTACTS' customers value pricing on eyeglasses, sunglasses and other vision products. 1-800 CONTACTS will retain the contact lens business of customers recommended to Cole National stores.

     Jonathan Coon, 1-800 CONTACTS' Chief Executive Officer, commented, "We are excited about entering into this relationship with the premier retail optical chain in the country. While Cole National is one company, this relationship gives our customers three well-known retail optical brands to choose from to meet their other eyewear needs. Cole's broad network of highly professional, independent doctors of optometry will give our customers excellent care as well as value pricing."

     Larry Pollock, Cole National's Chief Executive Officer, noted, "We are pleased to offer 1-800 CONTACTS' 3 million customers a network to meet their eye exam needs through the doctors associated with our more than 1,500 company-owned stores and hope our Pearle Vision franchisees, who currently own and operate approximately half of the 859 Pearle Vision locations, will join us as members of the

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network and in marketing to 1-800 CONTACTS' customers. We will work with
1-800 CONTACTS on a variety of cross marketing promotions in select test markets over the coming months and will continue to offer the doctor network for at least one year."

ABOUT 1-800 CONTACTS

     1-800 CONTACTS offers consumers an attractive alternative for obtaining replacement contact lenses in terms of convenience, price and speed of delivery. Through its easy-to-remember, toll-free telephone number, "1-800 CONTACTS" (1-800-266-8228), and its Internet web site, www.contacts.com, the Company sells all of the popular brands of contact lenses. 1-800 CONTACTS offers products at competitive prices, while delivering a high level of customer service.

ABOUT COLE NATIONAL

     Cole National Corporation's vision business is one of the world's largest retailers of eyewear and optometric services, operating 2,180 locations in the U.S., Canada, Puerto Rico and the Virgin Islands. Its Pearle Vision chain, which includes 394 company-owned and 465 franchise locations, is one of the strongest brands in the optical industry. Cole National also includes Cole Managed Vision, one of the largest managed vision care benefit providers and owns a 21% interest in Pearle Europe, which has 1,166 optical stores in 11 countries overseas. Cole's personalized gift business, Things Remembered, serves customers through 761 locations nationwide, catalogs and the Internet at www.thingsremembered.com.

FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements about the companies' future business prospects. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including general economic conditions, the health of the contact lens industry, operational factors, the actions of Pearle Vision's franchisees and regulatory considerations.


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